UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 19, 2006, we dismissed Stonefield Josephson, Inc. as our independent registered public accounting firm. Stonefield Josephson, Inc. had previously been engaged as the principal accountant to audit our financial statements. The reason for the replacement of Stonefield Josephson, Inc. is that on November 6, 2006, Panda Ethanol, Inc. (“Old Panda Ethanol”), a Delaware corporation, merged with and into us. Following the merger, (i) the stockholders of Old Panda Ethanol owned a majority of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Old Panda Ethanol. The independent auditors of Old Panda Ethanol was the firm of Deloitte & Touche LLP. We believe that it is in our best interest to have Deloitte & Touche LLP continue to work with our business, and we therefore engaged Deloitte & Touche LLP as our new independent auditors, effective as of December 19, 2006, to audit our financial statements for the years ending December 31, 2006 and 2007, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-Q or Form 10-QSB beginning with, and including, reports that contain financial information with respect to the quarter ended September 30, 2006, but excluding our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, filed on November 20, 2006. Deloitte & Touche LLP is located at 2200 Ross Ave., Suite 1600, Dallas, Texas 75201.

The decision to dismiss Stonefield Josephson, Inc. and engage Deloitte & Touche LLP was approved by the Audit Committee of our Board of Directors (the “Board”) on December 19, 2006 and was subsequently ratified by the Board.

The reports of Stonefield Josephson, Inc. on our financial statements for each of the years ended September 30, 2005 and 2004 contained an explanatory paragraph relating to our ability to continue as a going concern. Other than this report modification, the reports of Stonefield Josephson, Inc. on our financial statements as of and for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and the subsequent interim period preceding the dismissal of Stonefield Josephson, Inc., there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B during our two most recent fiscal years and the subsequent interim period preceding the dismissal of Stonefield Josephson, Inc.

The Company has made the contents of this Form 8-K available to Stonefield Josephson, Inc. and requested it to furnish a letter to the SEC as to whether Stonefield Josephson, Inc. agrees or disagrees with, or wishes to clarify the Company’s expression of their views. A copy of Stonefield Josephson, Inc.’s letter to the SEC is included as Exhibit 16.1 to this Form 8-K.

Other than in connection with the engagement of Deloitte & Touche LLP by Old Panda Ethanol, during our most recent fiscal year and the subsequent interim period prior to December 19, 2006, we did not consult Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
16.1	Letter from Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANDA ETHANOL, INC.

By:	/s/ Todd W. Carter
Todd W. Carter
Chief Executive Officer

Date: December 26, 2006

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Stonefield Josephson, Inc.